Exhibit 10.1

GAMBLING.COM GROUP LIMITED

AMENDED AND RESTATED 2020 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this Amended and Restated 2020 Stock Incentive Plan of Gambling.com Group Limited, a Company organized in Jersey (the “Company”), as may be amended from time to time (the “Plan”), is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and incentives that are intended to align their interests with those of the Company’s shareholders. Except where the context otherwise requires, the term “Company” includes the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986 of the United States of America, as amended, and any regulations promulgated thereunder or other guidance related thereto (the “Code”) and other business ventures (including, without limitation, any joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Directors of the Company (collectively, the “Board”).

2.	Eligibility

All of the Company’s employees, officers, directors (including non-executive directors), and consultants and advisors (each a “Service Provider”) on the grant date are eligible to receive options and other stock-based awards granted under the Plan (each, an “Award”). Each person who is eligible and is selected by the Board to receive an Award under the Plan is deemed a “Participant.” Any Award shall be granted pursuant to an “Award Agreement” which means an agreement between the Company and a Participant specifying terms, conditions and restrictions of an Award granted to the Participant.

3.	Administration and Delegation

(a)    Administration by Board of Directors. The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall have full and final authority to take any action under the Plan, including, but not limited to, selection of eligible individuals to be granted Awards, determination of the amount of the grant underlying any Award, and all terms, conditions, restrictions and limitations of an Award and to construe, interpret, adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may prescribe the form or forms of Award Agreements evidencing any Awards granted under the Plan, correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. The Board may accelerate the date that any Award which was not otherwise vested or distributable shall become vested and/or distributable in whole or in part, without any obligation to accelerate such vesting or distribution date with respect to any other Award granted to any Participant. As more fully set forth in Section 9(e), the Board shall have the authority to establish sub-plans as the Board determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director, or person acting pursuant to the authority delegated by the Board, shall be liable for any action or determination relating to or under the Plan made in good faith. The Board, in its capacity as administrator of the Plan, shall be entitled to limitation of liability, indemnification, exculpation and reimbursement to the fullest extent permitted under any applicable state, federal, foreign or other laws, rules or regulations (or similar guidance), including, but not limited to, the Code (“Applicable Law”).

(b)    Appointment of Committees. To the extent permitted by Applicable Law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (each a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan, be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act (each an “Eligible Director”). However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan. The Committee may delegate to one or more officers of the Company or any affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons subject to Section 16 of the Exchange Act.

4.	Stock Available for Awards.

(a)    Shares Reserved. Subject to adjustment under Section 7 of the Plan, the maximum number of ordinary shares of the Company, EUR 0.002 par value per share (the “Ordinary Shares”) that may be delivered in satisfaction of Awards under the Plan as of the Effective Date is 1,500,000 (less any ordinary shares underlying an award, including an option or a warrant, granted under the Company’s 2020 Stock Incentive Plan prior to the Effective Date). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of Ordinary Shares subject to such Award being repurchased by the Company pursuant to a contractual repurchase right) or results in any Ordinary Shares not being issued, the unused Ordinary Shares covered by such Award shall again be available for the grant of Awards under the Plan. In addition, subject to adjustment as provided in Section 7, such maximum number of Ordinary Shares that may be delivered in satisfaction of Awards under the Plan will automatically increase on January 1st of each year for a period of ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to two (2)% of the total number of Ordinary Shares outstanding on December 31st of the preceding year; provided, however that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of Ordinary Shares. Further, Ordinary Shares tendered to the Company by a Participant to exercise an Award shall be added to the number of Ordinary Shares available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Ordinary Shares issued under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares, shares purchased on the open market or by private purchase, or a combination of the foregoing.

(b)    Limitation on Non-Employee Director Awards. The maximum amount of Ordinary Shares that may be granted under the Plan during any single fiscal year to any non-employee director, when taken together with any cash fees paid to such non-employee director during such year in respect of his or her service as a non-employee director (including service as a member or chair of any committee of the Board), shall not exceed $500,000 in total value (calculating the value of any such Awards based on the Fair Market Value on the date such Awards are granted for financial reporting purposes); provided that the non-employee directors who are considered independent (under the rules of The Nasdaq Stock Exchange or other securities exchange on which the Ordinary Shares are traded) may make exceptions to this limit for a non-executive chair of the Board, if any, in which case the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

(c)    Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a)    General. The Board may grant options to purchase Ordinary Shares (each, an “Option”) and determine the number of Ordinary Shares to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option, or portion of an Option, which is not intended to be or fails to qualify as an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b)    Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. Subject to Section 7, the maximum aggregate number of Ordinary Shares that may be issued through the exercise of Incentive Stock Options granted under the Plan is 1,500,000 shares. A Participant who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company shall not be eligible for the grant of an Incentive Stock Option unless (i) the exercise price is at least 110% of the Fair Market Value (as defined below) on the date the Option is granted and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date the Option is granted. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board pursuant to Section 8(f), including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c)    Exercise Price. The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement. The exercise price shall be not less than 100% of the Fair Market Value on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date. The term “Fair Market Value” shall mean, as of a given date: (i) if the Ordinary Shares is listed on a national securities exchange, the last sale price of the Ordinary Shares in the principal trading market for the Ordinary Shares on such date; (ii) if the Ordinary Shares is not listed on a national securities exchange, but is traded in the over-the counter market, the closing bid price for the Ordinary Shares on such date, as reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated or similar publisher of such quotations; or (iii) if the Ordinary Shares is not listed on a national securities exchange or traded in the over-the-counter market, such price as shall be determined by (or in a manner approved by) the Board in good faith and in compliance with applicable provisions of the Code and the regulations issued thereunder.

(d)    Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement provided however that no Option shall be exercisable more than 10 years after the grant date. Without limiting the effect of the foregoing or the terms set forth in Section 8(h), the Board shall have authority to accelerate the date that any Award or any portion thereof becomes vested or waive vesting requirements, in whole or in part, in any Award Agreement for any reason or for no reason in the sole discretion of the Board.

(e)    Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of Ordinary Shares for which the Option is exercised. Ordinary Shares subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(f)    Payment Upon Exercise. Ordinary Shares purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)    in cash or by check, payable to the order of the Company;

(2)    except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)    when the Ordinary Shares is registered in the United States of America under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of Ordinary Shares owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under Applicable Law, (ii) such Ordinary Shares, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Ordinary Shares is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)    to the extent permitted by Applicable Law and provided for in the applicable option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5)    by any combination of the above permitted forms of payment.

6.	Warrants

(a)    General. The Board may grant warrants to purchase Ordinary Shares (each, a “Warrant”) in exchange and consideration for payment by the Participant of the Warrant market value to the Company and may determine the number of Ordinary Shares to be covered by each Warrant, the exercise price of each Warrant and the conditions and limitations applicable to the exercise of each Warrant, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. Any Warrant shall be granted pursuant to a “Warrant Agreement” or “Award Agreement” which means an agreement between the Company and a Participant specifying terms, conditions and restrictions of a Warrant granted to the Participant.

(b)    Exercise Price. The Board shall establish the exercise price of each Warrant and specify such exercise price in the applicable warrant agreement. The exercise price shall be not less than 100% of the Fair Market Value on the date the Warrant is granted; provided that if the Board approves the grant of a Warrant with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(c)    Duration of Warrants. Each Warrant shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Warrant Agreement provided however that no Warrant shall be exercisable more than 4 years after the grant date and no Warrant shall be exercisable less than 2 years after the grant date.

(d)    Exercise of Warrants. Warrant may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of Ordinary Shares for which the Warrant is exercised. Ordinary Shares subject to the Warrant will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(e)    Payment Upon Exercise. Ordinary Shares purchased upon the exercise of a Warrant granted under the Plan shall be paid for as follows:

(1)    in cash or by check, payable to the order of the Company;

(2)    except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)    when the Ordinary Shares is registered in the United States of America under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to the extent provided for in the applicable Warrant Agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of Ordinary Shares owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under Applicable Law, (ii) such Ordinary Shares, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Ordinary Shares is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)    to the extent permitted by Applicable Law and provided for in the applicable option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5)    by any combination of the above permitted forms of payment.

7.	Adjustments for Changes in Ordinary Shares and Certain Other Events

(a)    Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Ordinary Shares other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of securities and exercise price per share of each outstanding Option and (iii) the number of shares subject to and the repurchase price per share subject to each outstanding Warrant, shall be equitably adjusted by the Company (or substituted Awards or grants of Warrants may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Ordinary Shares by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option or Warrant are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option or a Warrant holder exercising a Warrant between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Ordinary Shares acquired upon such Option or Warrant exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b)    Change in Control

(1)    Definition. Unless otherwise specifically provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the first to occur of:

(i)    any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becoming a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing either (A) more than a majority of the voting power of the then outstanding securities of the Company, or (B) more than a majority of the aggregate fair market value of the then outstanding securities of the Company; provided, however, that a Change in Control shall not be deemed to occur as a result of (x) a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than majority of all votes to which all stockholders of the parent corporation would be entitled in the election of directors, or (y) a transaction in which the person acquires newly issued securities of the Company in exchange for an investment in the Company; or

(ii)    the consummation of either: (A) a merger, share exchange, consolidation or reorganization of the Company where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger, share exchange, consolidation or reorganization, shares entitling such stockholders to either (x) more than a majority of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, or (y) more than a majority of the aggregate fair market value of then outstanding securities of the Company; or (B) a sale or other disposition of all or substantially all of the assets of the Company.

(2)    Consequences of a Change in Control on Awards. In connection with a Change in Control, the Board may take any one or more of the following actions as to all (or any portion of) outstanding Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) in compliance with the applicable provisions of the Code, including Code Sections 409A, 422 and 424, (ii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Change in Control, (iii) in the event of a Change in Control under the terms of which holders of Ordinary Shares will receive upon consummation thereof a cash payment for each share surrendered in the Change in Control (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of Ordinary Shares subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) less (B) the aggregate exercise price of all such outstanding Options or other Awards and any applicable tax withholdings, in exchange for the termination of such Options or other Awards, (iv) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (v) any combination of the foregoing. In taking any of the actions permitted under this Section 7(b), the Board shall not be obligated by the Plan to treat all Awards, or all Awards of the same type, identically.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Change in Control, the Option confers the right to purchase, for each share of Ordinary Shares subject to the Option immediately prior to the consummation of the Change in Control, the consideration (whether cash, securities or other property) received as a result of the Change in Control by holders of Ordinary Shares for each share of Ordinary Shares held immediately prior to the consummation of the Change in Control (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Ordinary Shares); provided, however, that if the consideration received as a result of the Change in Control is not solely Ordinary Shares of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of Ordinary Shares of the acquiring or succeeding corporation (or an affiliate thereof) with equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding Ordinary Shares as a result of the Change in Control.

8.	General Provisions Applicable to Awards

(a)    Transferability of Awards. Except as the Board may otherwise expressly determine or provide in an Option Award, Options shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. Warrants shall be freely transferable to the extent permissible by Applicable Law but the Company shall at all times have a right of first refusal to acquire the Warrant by paying to the warrant holder the Warrant market value. References to a Participant, to the extent relevant in the context, shall include authorized transferees.

(b)    Documentation. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including, without limitation, the effect on such Award of the death, disability or termination of employment or service of a Participant, or of such other events as may be determined by the Board.

(c)    Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)    Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary (as defined herein) may exercise rights under the Award (the “Termination”). “Designated Beneficiary” shall mean an individual designated to receive amounts due or exercise rights of the Participant in the event of Participant’s death, or in the absence of an effective designation by a Participant, the Participant’s then living spouse, or if none, the Participant’s estate.

(e)    Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Ordinary Shares under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of Ordinary Shares, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f)    Amendment of Award.

(1)    The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(2)    The Board may, without stockholder approval, amend any outstanding Award granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Award provided that such amended exercise price is at least equal to the then-current Fair Market Value. The Board may also, without stockholder approval, cancel any outstanding Award (whether or not granted under the Plan) and grant in substitution new Awards under the Plan covering the same or a different number of Ordinary Shares and having an exercise price per share lower than the then-current exercise price per share of the cancelled award.

(g)    Conditions on Delivery of Stock. The Company will not be obligated to deliver any Ordinary Shares pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any Applicable Laws, rules, regulations or contracts of the Company. The Company may require, as a condition to the delivery of shares under the Plan, that a Participant sign a waiver and release which releases the Company and the Board (or other persons or entities) from any and all claims related to the Award and/or requires that the Participant comply with such restrictive covenants, forfeiture, recoupment or similar provisions as may be imposed by the Company.

(h)    Government and Other Regulations. The Board shall have the authority to provide that all certificates for Ordinary Shares or other securities of the Company or any affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 8 of the Plan, the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in the Plan to the contrary, the Board reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject. The Board may cancel an Award or any portion thereof if the Board determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Ordinary Shares from the public markets, the Company’s issuance of Ordinary Shares or other securities to the Participant, the Participant’s acquisition of Ordinary Shares or other securities from the Company and/or the Participant’s sale of Ordinary Shares to the public markets, illegal, impracticable or inadvisable. If the Board determines to cancel all or any portion of an Award denominated in Ordinary Shares in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the Ordinary Shares subject to such Award or portion thereof that is canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate exercise price payable as a condition of delivery of Ordinary Shares. Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(i)    Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.	Miscellaneous

(a)    No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award or Warrant, and the grant of an Award or Warrant shall not be construed as giving a Participant the right to continued employment, service provider or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award Agreement or Warrant Agreement.

(b)    No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any Ordinary Shares to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Ordinary Shares by means of a stock dividend or otherwise and the exercise price of and the number of shares subject to such Option are adjusted as of the effective date of the stock dividend or split (rather than as of the record date for such stock dividend or split), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend or split shall be entitled to receive, on the distribution date, the stock dividend or split with respect to the Ordinary Shares acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend or split.

(c)    No Fractional Shares. No fractional Ordinary Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Ordinary Shares, or whether such fractional Ordinary Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(d)    Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board and shall continue in effect until terminated or suspended by the Board. No Awards shall be granted under the Plan after the expiration of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but any awards of stock options or warrants granted prior to (i) and (ii) may extend beyond such expiration date.

(e)    Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that if at any time the approval of the Company’s stockholders is required as to any modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 9(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan.

(f)    Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(g)    Compliance with Code Section 409A. It is intended that all Awards granted hereunder be either exempt from, or issued in compliance with, Code Section 409A. Without in any way limiting the foregoing, (i) in the event that Code Section 409A requires that any special terms, provisions or conditions be included in the Plan or any Award, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan or Award, as applicable; (ii) terms used in the Plan or an Award Agreement shall be construed in accordance with Code Section 409A if and to the extent required; and references to a Participant’s termination of employment or service (and any corollary terms) with the Company shall be construed to refer to the Participant’s “separation of service” (within the meaning of Regulation Section 1.409A-1(h)) with the Company. If a Participant is a “specified employee” (as such term is defined for purposes of Code Section 409A) at the time of his termination of service, no amount that is nonqualified deferred compensation subject to Code Section 409A and that becomes payable by reason of such termination of service shall be paid to the Participant (or in the event of the Participant’s death, the Participant’s representative or estate) before the earlier of (x) the first business day after the date that is six months following the date of the Participant’s termination of service, and (y) within 30 days following the date of the Participant’s death. If any Award is or becomes subject to Code Section 409A, unless the applicable Award Agreement provides otherwise, such Award shall be payable upon the Participant’s “separation from service” within the meaning of Code Section 409A. If any Award is or becomes subject to Code Section 409A and if payment of such Award would be accelerated or otherwise triggered under a Change in Control, then the definition of Change in Control shall be deemed modified, only to the extent necessary to avoid the imposition of any additional tax under Code Section 409A, to mean a “change in control event” as such term is defined for purposes of Code Section 409A. In the event that the Plan or any Award shall be deemed not to comply with Code Section 409A, then neither the Company, the Board nor its or their designees, agents or affiliates shall be liable to any Participant or other person for actions, decisions or determinations made in good faith.

(h)    Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and construed in accordance with the Jersey Companies Law, as to matters within the scope thereof, and the internal laws of the Bailiwick of Jersey without reference to conflict of law provisions, as to all other matters.

(i)    Erroneously Awarded Compensation. All Awards shall be subject (including on a retroactive basis) to (i) any clawback, forfeiture or similar incentive compensation recoupment policy established from time to time by the Company, including, without limitation, any such policy established to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, (ii) applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), and/or (iii) the rules and regulations of the applicable securities exchange or inter-dealer quotation system on which the Ordinary Shares or other securities are listed or quoted, and such requirements shall be deemed incorporated by reference into all outstanding award agreements.

* * * * * * * *

GAMBLING.COM GROUP LIMITED

AMENDED AND RESTATED 2020 STOCK INCENTIVE PLAN

CALIFORNIA SUPPLEMENT

Pursuant to Section 9(e) of the Plan, the Board has adopted this supplement for purposes of satisfying the requirements of Section 25102(o) of the California Corporations Code, as amended:

Any Awards granted under the Plan to a Participant who is a resident of the State of California on the date of grant (a “California Participant”) shall be subject to the following additional limitations, terms and conditions:

1.    Additional Limitations on Awards.

(a)    Generally. The terms of all Awards granted to a California Participant under Sections 5 or 6 of the Plan shall comply, to the extent applicable, with Section 260.140.41 or Section 260.140.42 of the California Regulations.

(b)    Maximum Duration of Options. No Options granted to California Participants shall have a term in excess of 10 years measured from the Option grant date.

(c)    Minimum Exercise Period Following Termination. Unless a California Participant’s employment is terminated for cause (as defined by Applicable Law, the terms of any contract of employment between the Company and such Participant, or in the instrument evidencing the grant of such Participant’s Option), in the event of termination of employment of such Participant, such Participant shall have the right to exercise an Option, to the extent that he or she was otherwise entitled to exercise such Option on the date employment terminated, until the earlier of the Option expiration date or: (i) at least six months from the date of termination, if termination was caused by such Participant’s death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) and (ii) at least 30 days from the date of termination, if termination was caused other than by such Participant’s death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code).

2.    Additional Requirement to Provide Information to California Participants. Unless the Plan or agreement complies with all conditions of Rule 701 of the Securities Act of 1933, as amended (“Rule 701”), the Company shall provide to each California Participant and to each California Participant who acquires Ordinary Shares pursuant to the Plan, not less frequently than annually, copies of annual financial statements (which need not be audited). The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information or when the Plan or agreement complies with all conditions of Rule 701.

3.    Additional Limitations on Timing of Awards. No Award granted to a California Participant shall become exercisable, vested or realizable, as applicable to such Award, unless the Plan has been approved by the holders of at least a majority of the Company’s outstanding voting securities by the later of (i) within 12 months before or after the date the Plan was adopted by the Board or the agreement entered into; and (ii) prior to or within 12 months of the granting of any option or issuance of any security under the Plan or agreement to a California Participant.

4.    Additional Restriction Regarding Recapitalizations, Stock Splits, Etc. For purposes of Section 7 of the Plan, in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the Company’s securities, the number of securities allocated to each California Participant must be adjusted proportionately and without the receipt by the Company of any consideration from any California Participant.

GAMBLING.COM GROUP LIMITED

AMENDED AND RESTATED 2020 STOCK INCENTIVE PLAN

IRELAND SUPPLEMENT

Pursuant to Section 9(e) of the Plan, the Board has adopted this supplement for purposes of granting Awards under the Plan to Participants who are resident or employed by the Company in Ireland.

Any Awards granted under the Plan to a Participant who is a resident of or is employed by the Company in Ireland on the date of grant (an “Ireland Participant”) shall be subject to the following additional limitations, terms and conditions:

5.    Maximum Duration of Options. No Options granted to Ireland Participants shall have a term in excess of seven years measured from the Option grant date and, notwithstanding any other provision of the Plan or an Award Agreement, no Option granted to an Ireland Participant shall be exercisable after the seventh anniversary of the date of grant.

6.    Relationship of Plan to Contract of Employment. Notwithstanding any other provision of the Plan or an Award Agreement:

(a)    the Plan and any Award Agreement shall not form part of any contract of employment between the Company and an Ireland Participant;

(b)    unless expressly so provided in his or her contract of employment, an Ireland Participant has no right or entitlement to be granted an Award or any expectation that an Award might be made to him or her, whether subject to any conditions or at all;

(c)    the benefit to an Ireland Participant of participation in the Plan (including, in particular but not by way of limitation, any Award held by him or her) shall not form any part of his or her remuneration or count as his or her remuneration for any purpose and shall not be pensionable;

(d)    the rights or opportunity granted to an Ireland Participant on the grant of an Award shall not give the Ireland Participant any rights or additional rights if the Ireland Participant ceases to be employed by the Company and he or she shall not be entitled to compensation for the loss of any right or benefit or prospective right or benefit under the Plan (including, in particular but not by way of limitation, any Award held by him or her which lapses by reason of his or her ceasing to be employed by the Company) whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise;

(e)    the rights or opportunity granted to an Ireland Participant on the making of an Award shall not give the Ireland Participant any rights or additional rights in respect of any pension scheme operated by the Company; and

(f)    an Ireland Participant shall not be entitled to any compensation or damages for any loss or potential loss which he or she may suffer by reason of being unable to acquire or retain Ordinary Shares or any interest in Ordinary Shares (or any equivalent or connected interest) pursuant to an Award in consequence of the loss or termination of his or her employment with the Company for any reason whatsoever (whether or not the termination is ultimately held to be wrongful or unfair).

7.    Taxation. An Ireland Participant shall be responsible for (including for the making of personal returns and filings to the Revenue Commissioners and the Department of Social Protection (as appropriate) in respect of) and shall indemnify the Company against, any tax, universal social charge or pay related social insurance liability relating to the grant and subsequent vesting or exercise of any Option and the disposal of any Ordinary Shares. The withholding obligations provisions in Section 8(e) of the Plan, when applicable in the case of an Ireland Participant, shall apply as if each reference to tax includes reference to universal social charge and pay related social insurance.

8.    Provision of Information.

(a)    An Ireland Participant shall provide to the Company as soon as reasonably practicable such information as the Company reasonably requests for the purpose of complying with its obligations (if any) under Section 897B of Taxes Consolidation Act 1997 (as amended) of Ireland.

(b)    An Ireland Participant who is a director or shadow director or secretary of any subsidiary of the Company which is incorporated in Ireland (an “Irish Subsidiary”) shall notify the Irish Subsidiary in writing within five business days of such Ireland Participant receiving or disposing of a “disclosable interest” (within the meaning of and for the purposes of Chapter 5 of Part 5 of the Companies Act 2014 of Ireland) in the Company, or within five business days of such Ireland Participant becoming aware of the event giving rise to the notification requirement, or within five business days of such Ireland Participant becoming a director or shadow director or secretary if such a “disclosable interest” exists at the time.

9.    Personal Data. By accepting the grant of an Award, an Ireland Participant acknowledges, in respect of the processing and disclosure of the Ireland Participant’s personal data, that:

(a)    the Company is required to collect, process and utilise the Ireland Participant’s personal data for purposes directly relevant to the employment (or services) contract between the Company and the Ireland Participant, and, for the purpose of administering the Plan, to disclose or transfer some or all of that personal data to other Companies and, as necessary, to any third party engaged by the Company to assist with the administration of the Plan;

(b)    a Company or any such third party may utilise the Ireland Participant’s personal data for the purpose of administering the Plan and the Ireland Participant’s Award, provided that such personal data shall be kept confidential and shall not be used by the third party for any purposes not related to the administration of the Plan;

(c)    a Company and any such third party may be located in the European Economic Area (the “EEA”) or outside of the EEA and may transfer the personal data within the EEA or outside of the EEA (in which case the transfer shall be governed by “model contract clauses” or equivalent measures required under the European Union’s data protection laws) for the purpose of administering the Plan;

(d)    the Ireland Participant’s personal data may be processed and disclosed by and to any future purchaser of the Company (or of its undertaking or any parts thereof) for the purpose of administering the Plan and/or confirming the Ireland Participant’s entitlement to an Award where such entitlement is relevant to such purchase;

(e)    the purposes described in this paragraph 5 for the processing of the Ireland Participant’s personal data are necessary for the administration of the Plan or are otherwise necessary for the legitimate interests of the Company in connection with the administration of the Plan; and

(f)    should the Ireland Participant exercise certain data subject rights in relation to the Ireland Participant’s personal data, such as the right of objection or erasure, the Ireland Participant acknowledges that it may no longer be possible to administer the Plan or the Ireland Participant’s Award made pursuant to the Plan and an Award Agreement and, in that case, the Award shall lapse and the Ireland Participant shall be deemed to have waived (without any right to compensation) any right to the Award.